Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Section C—Entity Owner Questionnaire for New Business
Forming a Part of the Application for Life Insurance
This form is to be completed if the Proposed Owner is an entity by the Authorized Person or the person opening a new account on behalf of a legal entity. For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country.
Proposed Insured Name: Date of Birth (mm/dd/yyyy)
Authorized Person
Authorized Person signing the application and opening the account on behalf of the business:
1. Name (First, Middle, Last) Title Primary Address City State Zip
2. Cell/Mobile Number Preferred Telephone Number (if other than cell)
3. Email Address
4. SSN 5. Date of Birth (mm/dd/yyyy)
6. Driver’s License# State Exp. Date (mm/dd/yyyy)
7. If no DL, please provide Government ID# State Exp. Date (mm/dd/yyyy)
Business Owner Information
8. Type: ☐ Partnership ☐ Corporation ☐ Limited Liability Corporation ☐ Charity
9. Business Owner Name EIN/TIN Primary Business Address
10. Nature/Purpose of Business Relationship to Proposed Insured
11. State/Country of Incorporation Date of Incorporation (mm/dd/yyyy)
12. How many years has the business been in operation Primary Six Digit NAICS Code
13. Fair Market Value of Business $
14. Proposed Insured owns % of the business listed above.
a. Is there a Buy/Sell Agreement in place? ☐ Yes ☐ No
b. Are all members of the business being similarly insured? ☐ Yes ☐ No
If “No,” please provide reason
If “Yes,” provide details of business coverage issued or applied for on other members.
Name and Title % of Business Owned Amount In Force or Applied For
15.   Has  the  business  filed  for  bankruptcy  and/or  reorganization  in  the  past  5  years?  ☐ Yes ☐ No
If “Yes,” Chapter Date opened Date Closed
16. Business/corporation Finances (Complete chart below for the past 2 years)
Year Assets Liabilities Gross Sales Net  Profit $ $ $ $ $ $ $ $ $ $ $ $
For employer owned life insurance there are notice and consent requirements, established in the Tax Code, that must be met before issuance of the contract, as well as tax limitations on those who can be insured. When purchasing insurance on employees or directors, you should consult your tax advisor to avoid adverse tax consequences.
Other Insurance
17. Does the Proposed Owner(s) have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No

18. Will the coverage applied for replace, change or affect any existing policy (ies) or contract (s) for the Proposed Owner(s)? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 17 and/or 18 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	1035 Exch.	Type
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	

Business Insurance Purpose

19. ☐ Key Person ☐ Buy-Sell ☐ Deferred Comp ☐ Other ____________
☐ Loan Indemnification/Amount of Loan $ ____________ Duration ____________
Interest Charged on Loan ____________% Collateral pledged to secure loan $ ____________

Entity Information

20. Is the Business a publicly traded company? ☐ Yes ☐ No
(If, "Yes," please complete only Controlling Person sections below)
(If, "No," please complete the Beneficial Owner and Controlling Person sections below)

21. Does the Business have a complex ownership structure? ☐ Yes ☐ No
(i.e. 1 or more entities own 25% or more of the owner on this insurance policy)

Beneficial Owner of the Business

22. Provide the following information for each individual, if any, who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the owner of this application. If no individual owns 25% of the equity interest, write N/A. *(If there are more than 2 Beneficial Owners, please submit the additional information in the* ***Remarks*** *section of the core application or on a separate sheet of paper.)*

Name (First, Middle, Last) ____________ Date of Birth (mm/dd/yyyy) ____________
Primary Address ____________
City ____________ State ____________ Zip ____________
☐ SSN ☐ EIN ☐ TIN ____________ Percent of Ownership ____________%
Government issued id ☐ Driver's License ☐ Passport ☐ Green Card ☐ Visa
Number: ____________ State/Country of Issuance ____________ Expiration Date (mm/dd/yyyy)____________
Is this individual a Politically Exposed Person*? ☐ Yes ☐ No
*If "Yes," please provide position and country*____________

Name (First, Middle, Last) ____________ Date of Birth (mm/dd/yyyy) ____________
Primary Address ____________
City ____________ State ____________ Zip ____________
☐ SSN ☐ EIN ☐ TIN ____________ Percent of Ownership ____________%
Government issued id ☐ Driver's License ☐ Passport ☐ Green Card ☐ Visa
Number: ____________ State/Country of Issuance ____________ Expiration Date (mm/dd/yyyy)____________
Is this individual a Politically Exposed Person*? ☐ Yes ☐ No
If "Yes," please provide position and country ____________

Controlling Person

23. Provide the following information for **one** individual with significant responsibility for managing the legal entity policyowner, such as an executive officer or senior manager (e.g. Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer), or any other individual who regularly performs similar functions.

Name (First, Middle, Last) ____________ Title ____________
Primary Address ____________
City ____________ State ____________ Zip ____________
Date of Birth (mm/dd/yyyy) ____________ ☐ SSN ☐ EIN ☐ TIN ____________ % of Ownership ____________
Government issued id ☐ Driver's License ☐ Passport ☐ Green Card ☐ Visa
Number: ____________ State/Country of Issuance ____________ Expiration Date (mm/dd/yyyy)____________
Is this individual a Politically Exposed Person*? ☐ Yes ☐ No
*If "Yes," please provide position and country*____________

**A Politically Exposed Person (PEP) is defined as: 1. A current or former senior foreign (non-U.S.) political figure; 2. His/her immediate family members (e.g., parents, spouse, sibling, children, in-laws); 3. Close associates - People who are widely and publicly known to maintain a close relationship with the PEP, including people who are in a position to conduct substantial financial transactions on behalf of the PEP; 4. Any corporation, business or other entity that has been formed by, or for the benefit of, the PEP.*

ICC19-OWNER-App Page 2 of 2